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                            Verizon Pennsylvania Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                Six Months Ended
(Dollars in Millions)                                            June 30, 2002
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
Income before provision for income taxes and extraordinary item          $ 389.4
Equity in loss from affiliate                                               32.6
Interest expense                                                            67.3
Portion of rent expense representing interest                               23.9
Amortization of capitalized interest                                         2.4
                                                                ----------------

Earnings, as adjusted                                                     $515.6
                                                                ================

Fixed charges:
Interest expense                                                          $ 67.3
Portion of rent expense representing interest                               23.9
Capitalized interest                                                         3.4
                                                                ----------------

Fixed Charges                                                             $ 94.6
                                                                ================

Ratio of Earnings to Fixed Charges                                          5.45
                                                                ================
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